Prospectus Supplement
John Hancock Tax-Advantaged Global Shareholder Yield Fund (the fund)
Supplement dated September 15, 2023 to the current Prospectus, as may be supplemented (the Prospectus)
As of March 31, 2024 (the Effective Date), William W. Priest, CFA will no longer serve as a portfolio manager for the fund. Accordingly, as of the Effective Date, all references to Mr. Priest will be removed from the Prospectus.
As of the Effective Date, John Tobin, Ph.D., CFA, Kera Van Valen, CFA, and Michael A.Welhoelter, CFA will continue to serve as portfolio managers and be jointly and primarily responsible for the day-to-day management of the fund’s portfolio.
You should read this supplement in conjunction with the Prospectus and retain it for your future reference.
Manulife, Manulife Investment Management, Stylized M Design, and Manulife Investment Management & Stylized M Design are trademarks of
The Manufacturers Life Insurance Company and are used by its affiliates under license.

Statement of Additional Information Supplement
John Hancock Tax-Advantaged Global Shareholder Yield Fund (the fund)
Supplement dated September 15, 2023 to the current Statement of Additional Information, as may be supplemented (the SAI)
As of March 31, 2024 (the Effective Date), William W. Priest, CFA will no longer serve as a portfolio manager for the fund. Accordingly, as of the Effective Date, all references to Mr. Priest will be removed from the SAI.
As of the Effective Date, John Tobin, Ph.D., CFA, Kera Van Valen, CFA, and Michael A.Welhoelter, CFA will continue to serve as portfolio managers and be jointly and primarily responsible for the day-to-day management of the fund’s portfolio.
You should read this supplement in conjunction with the SAI and retain it for your future reference.
Manulife, Manulife Investment Management, Stylized M Design, and Manulife Investment Management & Stylized M Design are trademarks of
The Manufacturers Life Insurance Company and are used by its affiliates under license.